                                                                     EXHIBIT 2.7




                                 $200,000,000

                                URS CORPORATION

                  12 1/4% Senior Subordinated Notes Due 2009



                              PLACEMENT AGREEMENT




June 18, 1999

                                                                   June 18, 1999


Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Dear Sirs and Mesdames:

     URS Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "PLACEMENT AGENT") $200,000,000 principal amount of its 12 1/4% Senior Subordinated Notes due 2009 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of June 23, 1999 (the "INDENTURE") among the Company, the subsidiaries of the Company listed on Schedule I hereto (collectively, the "GUARANTORS"), as guarantors, and Firstar Bank of Minnesota, N.A., as Trustee (the "TRUSTEE").
The obligations of the Company under the Securities and the Indenture will be jointly and severally guaranteed on a senior subordinated basis by the Guarantors pursuant to the terms of the Indenture (the "GUARANTEES").

     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").

     The Placement Agent and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, dated the date hereof between the Company, the Guarantors and the Placement Agent (the "REGISTRATION RIGHTS AGREEMENT").

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall mean, as of any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Memorandum or the Final Memorandum, including any amendment or supplement to either such document) and including any exhibits or schedules thereto and shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     The Securities are being issued and sold in connection with the acquisition (the "ACQUISITION") by the Company of all of the issued and outstanding shares of the capital stock of Dames & Moore Group, a Delaware corporation ("DAMES & MOORE"). The Acquisition is being accomplished through a tender offer (the "TENDER OFFER") by Demeter Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("DEMETER"), for up to all of the issued and outstanding shares of the capital stock of Dames & Moore, followed by a merger (the "MERGER") of Demeter with and into Dames & Moore, pursuant to an Agreement and Plan of Merger, dated May 5, 1999, among the Company, Demeter and Dames & Moore (the "MERGER AGREEMENT"), pursuant to which Dames & Moore will continue as the surviving corporation. In connection with the Acquisition, on June 9, 1999, the date of the consummation of the Tender Offer, the Company (i) issued $100,000,000 of new Series A Preferred Stock and new Series C Preferred Stock (the "RCBA EQUITY INVESTMENT") to RCBA Strategic Partners, L.P. ("RCBA") pursuant to a Securities Purchase Agreement, dated May 5, 1999, between RCBA and the Company (the "RCBA AGREEMENT"), (ii) issued $200,000,000 principal amount of its Senior Subordinated Increasing Rate Notes due 2009 (the "BRIDGE NOTES") to the Placement Agent pursuant to a Note Purchase Agreement, dated June 9, 1999, between the Placement Agent and the Company (the "BRIDGE NOTES PURCHASE AGREEMENT"), and (iii) entered into a Credit Agreement, dated June 9, 1999, among the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the "CREDIT AGREEMENT"). The Merger Agreement, the RCBA Agreement, the Bridge Notes Purchase Agreement, the Credit Agreement, this Agreement, the Indenture, the Registration Rights Agreement, and all documents contemplated hereunder and thereunder, are collectively referred to herein as the "TRANSACTION DOCUMENTS".

     1. Representations and Warranties. The Company and each of the Guarantors represents and warrants to, and agrees with, you that:

     (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agent to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement

Agent expressly for use therein.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (c) The Guarantors constitute the "Initial Subsidiary Guarantors" as such term is defined in the Preliminary Memorandum.

          (d) Each Guarantor has been duly organized, is validly existing as an organization in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than
     (i) as contemplated pursuant to the Credit Agreement, (ii) any director's qualifying shares, shares owned by professional engineers in connection with licensing requirements or investments by foreign nationals mandated by applicable law, or (iii) any outstanding shares of Dames & Moore not owned by the Company on the date hereof, which shares will be acquired by the Company upon consummation of the Merger.

          (e) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

          (f) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agent in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

          (g) Each of the Merger Agreement, the RCBA Agreement, the Bridge Notes Purchase Agreement, the Credit Agreement, the Indenture, and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and, if applicable, each Guarantor, will be a valid and binding agreement of the Company and, if applicable, each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and except as rights to indemnification and contribution may be limited under applicable law.

          (h) The execution and delivery by the Company and, if applicable, each Guarantor of, and the performance by the Company and, if applicable, each Guarantor of its obligations under the Transaction Documents and, in the case of the Company, the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, if applicable, any Guarantor or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and, if applicable, each Guarantor of its obligations under the Transaction Documents and, in the case of the Company, the Securities, other than consents, approvals, authorizations or orders, which the failure to receive would not have a Material Adverse Effect, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's and each Guarantor's obligations under the Registration Rights Agreement.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

          (j) There are no legal or governmental proceedings pending or to the knowledge of the Company threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Company and, if applicable, each Guarantor to perform its obligations under the Transaction Documents or, in the case of the Company, the Securities, or to consummate the transactions contemplated by the Final Memorandum.

          (k) Except as disclosed in the Memorandum, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (l) Except as disclosed in the Memorandum, there are no costs or liabilities of the Company or its subsidiaries associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (m) Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) Neither the Company, any Guarantor nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company or of any Guarantor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (o) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agent, as to which no representation is made) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agent, as to which no representation is made) have complied and will comply with the offering restrictions requirement of Regulation S.

          (p) It is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Placement Agent in the manner contemplated by this Agreement to register the Securities or the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (q) The Securities and the Guarantees satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (r) The Securities and the Guarantees conform in all material respects to the description thereof contained in the Final Memorandum under the heading "Description of the Notes".

          (s) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Final Memorandum which have not been accurately described in the Final Memorandum and (B) the Year 2000 Problem will have a Material Adverse Effect.

          (t) The Company and each of its subsidiaries (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Memorandum, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Memorandum.

          (u) The Company and each of the Guarantors have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects, other than as contemplated pursuant to the Credit Agreement, except such as (i) are described in the Memorandum, (ii) do not materially affect the value of such property or (iii) do not interfere with the use made and proposed to be made of such property by them; and any real property and buildings held under lease by them are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by them, in each case except as described in the Memorandum.

          (v) No material labor dispute exists with the employees of the Company or any of its subsidiaries, except as described in or contemplated by the Memorandum, or, to its knowledge, is imminent; and it is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

          (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; since November 1, 1998, neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in each Memorandum.

          (x) Except for the presentation of Adjusted EBITDA (as defined in the Memorandum), the financial statements and pro forma financial information contained in the Memorandum comply with the requirements of Regulation S-X of the Commission.

          (y) The Tender Offer has been consummated in accordance with the terms of the Merger Agreement, no term, provision or condition of which has been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of the Placement Agent and the Merger Agreement is in full force and effect.

          (z) The RCBA Equity Investment has been consummated in accordance with the terms of the RCBA Agreement, no term, provision or condition of which has been amended, supplemented, waived or otherwise modified in any material respect and the RCBA Agreement is in full force and effect.

          (aa) The Bridge Notes Purchase Agreement has been executed by the parties thereto and is in full force and effect and the Company has issued the Bridge Notes to the Placement Agent.

          (aa) The Credit Agreement has been executed by the parties thereto and is in full force and effect, all conditions to the initial loans thereunder have been satisfied or waived and the initial Term Loans and Acquisition Revolving Loans (each as defined in the Credit Agreement) have been made to the Company and the proceeds of the loans have been applied by the Company as contemplated under the Credit Agreement.

          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Placement Agent, and the Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company $200,000,000 principal amount of the Securities at a purchase price of 97.25% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date.

          The Company hereby agrees that, without the prior written consent of the Placement Agent, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement.)

          3. Terms of Offering. You have advised the Company and the Guarantors that the Placement Agent will make an offering of the Securities purchased by the Placement Agent hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

          4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the account of the Placement Agent at 10:00 a.m., New York City time, on June 23, 1999, or at such other time on the same or such other date, not later than June 30, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

          Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the account of the Placement Agent, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agent duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

          5. Conditions to the Placement Agent's Obligations. The obligations of the Placement Agent to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

          (b) The Placement Agent shall have received on the Closing Date certificates from the Company and each Guarantor, dated the Closing Date and signed by an executive officer of the Company and of each Guarantor, to the effect set forth in Section 5(a)(i), if applicable, and to the effect that the representations and warranties of the Company and each Guarantor contained in this Agreement are true and correct as of the Closing Date and the Company and each Guarantor has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Placement Agent shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Placement Agent at the request of the Company and shall so state therein.

          (d)   (i)   The Placement Agent shall have received on the Closing
     Date an opinion of Cooley Godward LLP, special counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Placement Agent at the request of the Company and shall so state therein.

               (ii) The Placement Agent shall have received on the Closing Date an opinion of Vorys, Sater, Seymour and Pease LLP, special Ohio counsel for URS Greiner Woodward-Clyde, Inc.- Ohio, dated the Closing Date, in form and substance satisfactory to you.

               (iii) The Placement Agent shall have received on the Closing Date an opinion of Marshall Hill Cassas & de Lipkau, special Nevada counsel for each of URS Greiner Woodward-Clyde International-Americas, Inc., URS Greiner Woodward-Clyde Engineering, Inc. and URS Greiner Woodward-Clyde, Inc. Pacific, dated the Closing Date, in form and substance satisfactory to you.

          (e) The Placement Agent shall have received on the Closing Date an opinion of Latham & Watkins, special counsel for Dames & Moore, dated the Closing Date, to the effect set forth in Exhibit D.

          (f) The Placement Agent shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agent, dated the Closing Date, in form and substance satisfactory to you.

          (g) The Placement Agent shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Placement Agent, from PricewaterhouseCoopers LLC, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of the Company and certain financial information contained in or incorporated by reference into the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The Placement Agent shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Placement Agent, from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of Dames & Moore and certain financial information contained in or incorporated by reference into the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (i) The Placement Agent shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          (j) On or prior to the Closing Date, the Bridge Notes shall have been redeemed by the Company.

          6. Covenants of the Company and the Guarantors. In further consideration of the agreements of the Placement Agent contained in this Agreement, the Company and the Guarantors each covenants with the Placement Agent as follows:

          (a) To furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement (or such other date as you and we may mutually agree) and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object; provided, however, that your consent to such amendment or supplement may not be unreasonably withheld or delayed.

          (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agent, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified.

          (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:

               (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agent, in the quantities herein above specified,

               (ii) all costs and expenses related to the transfer and delivery of the Securities to the Placement Agent, including any transfer or other taxes payable thereon,

               (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection with such qualification and in connection with the Blue Sky or legal investment memorandum,

               (iv) any fees charged by rating agencies for the rating of the Securities,

               (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system,

               (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary,

               (vii) the cost of the preparation, issuance and delivery of the Securities and the Guarantees,

               (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and

               (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

          It is understood, however, that except as provided in this Section,
     Section 8, and the last paragraph of Section 10, the Placement Agent will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

          (f) Neither the Company, any Guarantor nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of the Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agent) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agent) will comply with the offering restrictions requirement of Regulation S.

          (k) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (l) The Company will apply the Purchase Price as set forth in the Final Memorandum under the caption "The Dames & Moore Acquisition, The Financing Plan and Use of Proceeds".

          (m) The Company will use its best efforts to consummate the Merger, in accordance with the Merger Agreement, as soon as practicable following the date hereof.

          7. Offering of Securities; Restrictions on Transfer. (a) The Placement Agent represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Placement Agent agrees with the Company and the Guarantors that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

     (b) The Placement Agent represents, warrants, and agrees with respect to offers and sales outside the United States that:

          (i) it understands that no action has been or will be taken in any jurisdiction by the Company or the Guarantors that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

          (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

          (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

          (iv) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither the Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and the Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

          (v) it has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

          (vi) it understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

          (vii) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          Terms used in this Section 7(b) have the meanings given to them by Regulation S.

          8. Indemnity and Contribution. (a) The Company and each Guarantor agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein; provided, however, that the foregoing indemnity with respect to any Preliminary Memorandum shall not inure to the benefit of the Placement Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling the Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Placement agent to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) The Placement Agent agrees to indemnify and hold harmless the Company, the Guarantors, their directors, their officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in either Memorandum or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel and the indemnifying party has agreed to pay the fees and expenses of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 8(c) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent that it in good faith considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Placement Agent on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent in respect thereof, as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities, as set forth in the Final Memorandum. The relative fault of the Company and the Guarantors on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company, the Guarantors and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company and the Guarantors, their officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.

          9. Termination. This Agreement shall be subject to termination by notice given by you to the Company and the Guarantors, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

          10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If this Agreement shall be terminated by the Placement Agent, because of any failure or refusal on the part of the Company or any Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantors will reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.

          11. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Placement Agent, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: High Yield New Issues Group, facsimile number (212) 761-0587 and if sent to the Company or the Guarantors, to URS Corporation, 100 California Street, Suite 500, San Francisco, CA, attention: General Counsel, facsimile number (415) 834-1506.

          12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              URS CORPORATION


                              By /s/ Kent P. Ainsworth
                                 ----------------------------------------
                                 Name:  Kent P. Ainsworth
                                 Title: Executive Vice President, Chief
                                        Financial Officer and Secretary


GUARANTORS:                   DAMES & MOORE GROUP


                              By /s/ Kent P. Ainsworth
                                 ----------------------------------------
                                 Name:  Kent P. Ainsworth
                                 Title: Executive Vice President and Secretary


                              DEMETER ACQUISITION CORPORATION

                              URS CONSULTANTS, INC. -- FLORIDA

                              URS GREINER WOODWARD-CLYDE CONSULTANTS, INC.

                              URS GREINER WOODWARD-CLYDE CONSULTANTS, INC. -- COLORADO

                              URS GREINER WOODWARD-CLYDE ENGINEERING, INC.

                              URS GREINER WOODWARD-CLYDE GROUP CONSULTANTS, INC.

                              URS GREINER WOODWARD-CLYDE, INC. -- CALIFORNIA

                              URS GREINER WOODWARD-CLYDE, INC. -- OHIO

                              URS GREINER WOODWARD-CLYDE, INC. -- WASHINGTON

                              URS GREINER WOODWARD-CLYDE, INC. (COLORADO)

                              URS GREINER WOODWARD-CLYDE, INC. (CONNECTICUT)

                              URS GREINER WOODWARD-CLYDE, INC. GREAT LAKES

                              URS GREINER WOODWARD-CLYDE, INC. (MARYLAND)

                              URS GREINER WOODWARD-CLYDE, INC. PACIFIC

                              URS GREINER WOODWARD-CLYDE, INC. SOUTHERN

                              URS GREINER WOODWARD-CLYDE, INC. SOUTHWEST

                              URS GREINER WOODWARD-CLYDE INTERNATIONAL --
                              AMERICAS, INC.

                              URS GREINER WOODWARD-CLYDE
                              INTERNATIONAL HOLDINGS, INC.


                              By /s/ Kent P. Ainsworth
                                 ----------------------------------------
                                 Name:  Kent P. Ainsworth
                                 Title: Executive Vice President, Chief
                                        Financial Officer and Secretary

                              WVP CORPORATION


                              By /s/ Kent P. Ainsworth
                                 ----------------------------------------
                                 Name:  Kent P. Ainsworth
                                 Title: Vice President, Chief Financial Officer
                                        and Secretary


                              URS GREINER WOODWARD-CLYDE
                              GROUP, INC.

                              By /s/ Kent P. Ainsworth
                                 ----------------------------------------
                                 Name:  Kent P. Ainsworth
                                 Title: Chief Financial Officer and Secretary

                              GCH ACQUISITION CORP.


                              By /s/ Jean-Yves Perez
                                 ----------------------------------------
                                 Name:  Jean-Yves Perez
                                 Title: President


                              GEO-CON, INC.


                              By /s/ Jean-Yves Perez
                                 ----------------------------------------
                                 Name:  Jean-Yves Perez
                                 Title: Vice President


                              URS GREINER WOODWARD-CLYDE FEDERAL SERVICES, INC.


                              By /s/ Gary V. Jandegian
                                 ----------------------------------------
                                 Name:  Gary V. Jandegian
                                 Title: President


                              URS GREINER WOODWARD-CLYDE LICENSING CORP.


                              By /s/ Cynthia L. Jorgensen
                                 ----------------------------------------
                                 Name:  Cynthia L. Jorgensen
                                 Title: President and Treasurer


                              URS GREINER WOODWARD-CLYDE OPERATING
                              SERVICES, INC.


                              By /s/ Cynthia L. Jorgensen
                                 ----------------------------------------
                                 Name:  Cynthia L. Jorgensen
                                 Title: Vice President and Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED


By: /s/ Brian Andrzejewski
    --------------------------------------
    Name:  Bryan Andrzejewski
    Title: Vice-President

                                                                      SCHEDULE I


                                  GUARANTORS


Demeter Acquisition Corporation
URS Consultants, Inc. -- Florida
URS Greiner Woodward-Clyde Consultants, Inc.
URS Greiner Woodward-Clyde Consultants, Inc. -- Colorado
URS Greiner Woodward-Clyde Engineering, Inc.
URS Greiner Woodward-Clyde Group Consultants, Inc.
URS Greiner Woodward-Clyde, Inc. -- California
URS Greiner Woodward-Clyde, Inc. -- Ohio
URS Greiner Woodward-Clyde, Inc. -- Washington
URS Greiner Woodward-Clyde, Inc. (Colorado)
URS Greiner Woodward-Clyde, Inc. (Connecticut)
URS Greiner Woodward-Clyde, Inc. Great Lakes
URS Greiner Woodward-Clyde, Inc. (Maryland)
URS Greiner Woodward-Clyde, Inc. Pacific
URS Greiner Woodward-Clyde, Inc. Southern
URS Greiner Woodward-Clyde, Inc. Southwest
URS Greiner Woodward-Clyde International -- Americas, Inc.
URS Greiner Woodward-Clyde International Holdings, Inc.
WVP Corporation
URS Greiner Woodward-Clyde Group, Inc.
GCH Acquisition Corp.
Geo-con, Inc.
URS Greiner Woodward-Clyde Federal Services, Inc.
URS Greiner Woodward-Clyde Licensing Corp.
URS Greiner Woodward-Clyde Operating Services, Inc.
Dames & Moore Group